As Filed With the Securities and Exchange Commission on December 18, 2003
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     0-32199
                             Commission File Number


                           TUGBOAT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                         95-4735256
(State of organization)                     (I.R.S. Employer Identification No.)

                         1445 Marpole Avenue, Suite 409
                          Vancouver, BC Canada V6H 1S5
                    (Address of principal executive offices)

                                 (604) 733-5055
                Company's telephone number, including area code


                          Consultant Compensation Plan
                            (Full Title of The Plan)

                            Peter Fentiman, President
                         1445 Marpole Avenue, Suite 409
                          Vancouver, BC Canada V6H 1S5
                     (Name And Address Of Agent For Service)

                                 (604) 733-5055
          (Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

=======================================================================================================
                          Amount          Proposed Maximum      Proposed Maximum
Title of Securities        to be          Offering Price Per   Aggregate Offering        Amount of
 to be Registered       Registered            Share (2)               Price           Registration Fee
-------------------------------------------------------------------------------------------------------

Common Stock             550,000                $.35              $192,500.00             $48.13
$.001 Par Value
=======================================================================================================

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

(A) GENERAL PLAN INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY TUGBOAT INTERNATIONAL, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANT (HEREINAFTER "CONSULTANT") FOR SERVICES RENDERED TO REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT'S SECURITIES:

(A) BROCK M. HOWARD                550,000 SHARES
4620 N. Ave., Unit #1
San Diego, CA 92116

SERVICES PROVIDED INCLUDE COMPUTER CONSULTING SERVICES TO DEVELOP AND EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.

THE TERM OF THE ABOVE-REFERENCED CONSULTING AGREEMENT IS ONE (1) YEAR FROM THE DATE OF THE AGREEMENT, December 16, 2003, UNLESS EXTENDED BY MUTUAL AGREEMENT OF THE PARTIES OR PREVIOUSLY TERMINATED. THIS IS CONTEMPLATED TO BE A ONE-TIME TRANSFER OF REGISTRANT'S SECURITIES TO CONSULTANT. THERE ARE NO PROVISIONS FOR MODIFICATION, EARLY TERMINATION, OR EXTENSION CURRENTLY BEING CONTEMPLATED.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: PETER FENTIMAN, PRESIDENT OF REGISTRANT, 1445 Marpole Avenue, Suite 409, Vancouver, BC Canada V6H 1S5; TELEPHONE: (604) 733-5055.

(B) SECURITIES TO BE OFFERED

(1) A TOTAL OF 550,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE OFFERED.

(2) NOT APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANT LISTED IN NO. 2 ABOVE IS THE ONLY ELIGIBLE PARTICIPANT IN THIS PLAN.

(D) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

(1) CONSULTANT SHALL HAVE SHARES ISSUED TO HIM AS FULL CONSIDERATION FOR THE REFERENCED SERVICES.

(2) CONSULTANT SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

(3) CONSULTANT IS PERMITTED TO RECEIVE A TOTAL OF 550,000 SHARES.

(4) NOT APPLICABLE

(5) NOT APPLICABLE

(6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E) RESALE RESTRICTIONS: NO RESTRICTIONS ON RESALE ARE CURRENTLY CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANT WILL REALIZE INCOME WHEN HE RECEIVES THE SHARES, BASED ON HIS AGREEMENT WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN HE SELLS THE SHARES, BASED ON THE SALE PRICE HE RECEIVES VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G) INVESTMENT OF FUNDS: THERE WILL BE NO FUNDS RECEIVED.

(H) WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

(1) NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

(2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANT CHOOSES TO ASSIGN HIS INTEREST TO A THIRD PARTY.

(3) NOT APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J) CHARGES, DEDUCTIONS AND LIENS THEREOF

(1) THERE ARE NO CHARGES OR DEDUCTIONS CURRENTLY CONTEMPLATED.

(2) THERE ARE NO CREATION OF LIEN TERMS CURRENTLY CONTEMPLATED.

(3) NOT APPLICABLE

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 2002 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE FORM 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING MARCH 31, 2003, JUNE 30, 2003, AND SEPTEMBER 30, 2003, AND THE FORM 8-K FILED DECEMBER 16, 2003 ARE HEREBY INCORPORATED BY REFERENCE.

(C) NOT APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM 4. DESCRIPTION OF SECURITIES

NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

NONE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM 8. EXHIBITS

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)

ITEM 9. UNDERTAKINGS

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF VANCOUVER, B.C., CANADA, ON DECEMBER 17, 2003.

                                   TUGBOAT INTERNATIONAL, INC.,
                                   A DELAWARE CORPORATION


                                   BY: /s/ PETER FENTIMAN
                                      --------------------------------
                                      PETER FENTIMAN, PRESIDENT

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                                      /s/ PETER FENTIMAN
                                      --------------------------------
                                      PETER FENTIMAN, PRESIDENT

DATE: DECEMBER 17, 2003

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